EXHIBIT 10.1

                             AMENDMENT NO. 3
                    TO THE LEXMARK INTERNATIONAL GROUP, INC.
                        NONEMPLOYEE DIRECTOR STOCK PLAN
           (Amended and Restated Effective April 30, 1998, as amended
                     February 11, 1999 and April 29, 1999)


     This is Amendment No. 3 to the Lexmark International Group, Inc. Nonemployee Director Stock Plan (Amended and Restated Effective April 30, 1998, as amended February 11, 1999 and April 29, 1999) (the "Plan," capitalized terms used herein and not defined have the meaning ascribed to such terms in the
Plan).

     WHEREAS, pursuant to Section 13 of the Plan, the Board of Directors of Lexmark International, Inc., as successor to Lexmark International Group, Inc., (the "Board") is authorized to amend the Plan from time to time to effect any amendment deemed appropriate;

     WHEREAS, (i) the Plan is currently titled as the "Lexmark International Group, Inc. Nonemployee Director Stock Plan," (ii) Section 7(b) of the Plan currently provides that the number of Deferred Stock Units granted shall include fractional units, and (iii) Section 7(e) of the Plan currently provides that the settlement of Deferred Stock Units shall occur on the fifth anniversary of the date of grant of an Award of Deferred Stock Units; and

     WHEREAS, the Board has determined it to be in the best interests of the Company and the Plan to (i) change the name of the Plan to the "Lexmark International, Inc. Nonemployee Director Stock Plan," (ii) provide for Deferred Stock Units to be granted in whole units only (rounded up in the case of fractional units occurring) and (iii) provide for the settlement of Deferred Stock Units on June 30th in the fifth calendar year following the year in which the Deferred Stock Units were granted, or at such other time or times as shall be determined by the Board.

     NOW, THEREFORE, the Plan is hereby amended, effective as of July 23, 2003, as follows:

     Lexmark International, Inc. is the successor by virtue of a merger to Lexmark International Group, Inc., therefore all references to "Lexmark International Group, Inc." shall be changed to "Lexmark International, Inc." The name of the Plan shall be changed to the "Lexmark International, Inc. Nonemployee Director Stock Plan" and any and all references to the Plan are amended to reflect such change.

     Section 7(b) of the Plan is amended in its entirety to read as follows:

     "(b)  Deferred  Stock  Units.  Effective on each Grant Date of Annual Fees,
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each  Eligible  Director  who has made an Equity Fee Election  shall  receive an award of Deferred Stock Units. No Shares shall be issued at the time an award of


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Deferred  Stock Units is made and the Company shall not be required to set aside a fund for the payment of such award. Upon the effective date of the initial Deferred Stock Unit award granted to an Eligible Director, the Company will establish a separate account for such Eligible Director and will record in such account the number of Deferred Stock Units awarded to such Eligible Director from time to time under the Plan. The number of Deferred Stock Units awarded to an Eligible Director on each Grant Date shall be equal to the number of shares (rounded up in the case of fractional shares) obtained by dividing (i) the amount of the Annual Fees deferred by such Eligible Director pursuant to the Equity Fee Election of such Eligible Director then in effect with respect to the applicable period since the most recent Grant Date, by (ii) the Fair Market Value of one Share on such Grant Date. To the extent that any portion of an Eligible Director's Annual Fees are paid on an annual basis, a pro rata share of the annual amount thereof shall be taken into account on each date that the Company shall pay such Annual Fees (i.e., a Grant Date) for purposes of determining the number of Deferred Stock Units awarded to such Eligible Director on such Grant Date."

     Section 7(e) of the Plan is amended in its entirety to read as follows:

     "(e) Settlement of Deferred Stock Units. On June 30th in the fifth calendar
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year  following the year in which the Award of Deferred  Stock Units is made, or at such other time or times as shall be determined by the Board, an Eligible Director will be entitled to receive one Share for each Deferred Stock Unit (and related Dividend Equivalents) subject to such Award. Notwithstanding the foregoing, an Eligible Director may elect to further defer receipt of the Shares issuable with respect to such Deferred Stock Units pursuant to such election procedures as may be specified by the Board."

     In all other respects, the Plan is hereby ratified and confirmed.